Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF OR UPON EXCHANGE HEREUNDER (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

4% CONVERTIBLE PROMISSORY NOTE

Issuance Date: December 28, 2015	US $8,500,000

FOR VALUE RECEIVED, Wins Finance Holdings Inc., a Cayman Island corporation (the “Company”), with principal executive offices located at No. 58 Jianguo Road, Chaoyang District Beijing 100024, People’s Republic of China, hereby promises to pay to the order of Bluesky LLC, located at C/O Lian Fang, Withers Bergman LLP, 430 Park Avenue, 10th Floor, New York, New York 10022, or their successors or assigns (the “Holder,”) the principal amount of Eight Million Five Hundred Thousand United States Dollars (US$8,500,000) on or prior to one (1) year after the issuance of this note (the “Maturity Date”), in accordance with the terms hereof. This 4% Senior Convertible Promissory Note (this note, and all notifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note” together with other notes that are issued pursuant to the Company’s offering of convertible promissory notes (the “Note Offering,” the “Notes”) was issued pursuant to a Subscription Agreement, dated December 28, 2015, (the “Subscription Agreement”), entered into by and between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

1.                  Payments of Principal and Interest.

(a)                Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date.

(b)                Payment of Interest. Interest under this Note shall be 4% per annum and shall be computed daily on the basis of a 365-day year. Interest shall be payable in cash at the Maturity Date.

(c)                General Payment Provisions. So long as a Holder or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, all sums of principal, interest or otherwise becoming due on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company no later than 5:00 p.m. EST, on the date such payment is due, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 5:00 p.m. EST on a Business Day will be deemed made on the next following Business Day. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Holder and to each other Person holding this Note. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the United States are authorized or required by law or executive order to remain closed.

(d)                Optional Prepayment. At any time prior to the Maturity Date, the Company shall have the right, exercisable on not less than twenty (20) days prior written notice to the Holder, to prepay the outstanding amount under this Note (including principal and accrued interest thereunder), in full. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the Optional Prepayment Amount (as defined below) to the Holder. If the Company exercises its right to prepay this Note, the Company shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to 105% of the amount then outstanding under this Note including the principal and any accrued and unpaid interest through the Optional Prepayment Date. Upon such prepayment in full, the Holder shall have no further rights under this Note, including no rights of conversion.

2.                  Conversion of Note.

(a)                Optional Conversion. The Holder shall have the right, at its option, to convert all or any portion of the then outstanding principal and accrued and unpaid interest of this Note, into ordinary shares, par value US$0.0001 of the Company (the “Conversion Securities”), at a price of $12 per ordinary share (the “Conversion Price.”)

(b)                Mechanics of Holder’s Conversion. The conversion of this Note shall be conducted in the following manner:

(i)                 Subject to Section 2(a) hereof, this Note may be converted by the Holder in whole and not in part at any time by (A) submitting to the Company a Notice of Conversion in the form of Exhibit A (by e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York time) and (B) surrendering this Note at the principal office of the Company. Notwithstanding the foregoing, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal and interest of this Note represented by this Note may be less than the amount stated on the face hereof. At such time as such conversion has been effected, the rights of the Holder of this Note as the Holder of such Note shall cease (with respect to the amount so converted), and the Person or Persons in whose name or names any certificate or certificates for the Conversion Securities are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Securities represented thereby.

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(ii)              As soon as possible but no later than 5 trading days thereafter the conversion has been effected, the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the Conversion Securities issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

(iii)             No fraction of shares or scrip representing fractions of shares will be issued on conversion. Upon any conversion of the entire outstanding principal of and interest on this Note, the number of shares or other securities issuable shall be rounded up to the nearest whole number.

(iv)             The issuance of certificates for Conversion Securities upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion and the related issuance of the Conversion Securities.

(v)              The Company shall not close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(vi)             The Company shall at all times reserve and keep available out of its authorized but unissued ordinary shares, solely for the purpose of issuance upon conversion hereunder, such number of ordinary shares of the Company as are issuable upon conversion. All Conversion Securities which are so issuable shall, when issued, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company or its acquirer shall take all such actions as may be necessary to assure that all such Conversion Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such equity share capital is quoted.

3.                Adjustment to the Conversion Price.

(a)              If, at any time when this Note is issued and outstanding, there is any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which the ordinary shares of the Company are changed into the same or a different number of shares of another class or classes of equity capital or other securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Securities issuable immediately prior to such event upon conversion, such securities or other assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of Conversion Securities issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

4.                Transfer, Exchange and Replacement.

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(a)              Transfer. This Note has not been and is not being registered under the provisions of the Securities Act or any state securities laws and this Note may not be transferred unless the Holder has delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the Securities Act. Prior to any such transfer, the transferee must represent in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee, and that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange for such Note a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Holder to any Person other than Holder’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each holder of the Note shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(b)              Replacement. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into the Conversion Securities.

5.                Defaults and Remedies.

(a)              Events of Default. An “Event of Default” means any of the following events which is not cured within 10 business days (the “Cure Period”):

(i)               failure by the Company to pay any principal amount or interest due hereunder within five (5) business days of the date such payment is due;

(ii)             the Company:

(1)     makes a general assignment for the benefit of its creditors;

(2)     applies for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties;

(3)     commences a voluntary case for relief as a debtor under the United States Bankruptcy Code;

(4)     files with or otherwise submits to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation;

(5)     files or otherwise submits any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or

(6)     is adjudicated as bankrupt or insolvent by a court of competent jurisdiction;

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(iii)           any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official is appointed with respect to the Company, or is appointed to take or otherwise acquires possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing continues unstayed and in effect for any period of sixty (60) days;

(iv)            any material breach by the Company of any of its representations or warranties under the Subscription Agreement; or

(v)             any default, whether in whole or in part, occurs in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Note or the Subscription Agreement which is not cured by the Company within the Cure Period after receipt of written notice thereof.

(b)             Remedies. Upon the occurrence of an Event of Default, the interest under this Note shall be increased to 10% retroactive from the date of issuance of this Note. Notwithstanding the foregoing, in no event shall any interest to be paid under the Note exceed the maximum rate permitted by law. In any such event, the Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

6.               Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, without a written amendment executed by the Company and holders of the Notes consisting of a majority of the outstanding principal amount.

7.               Voting Rights. Upon Conversion into the Conversion Securities the Holder shall have the voting rights applicable to the Conversion Securities consistent with the Company’s Memorandum and Articles.

8.               Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

9.               Cancellation. After all principal owed on this Note has been paid in full, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be re-issued.

10.             Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

11.             Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in New York County in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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12.             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

13.             Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

14.             Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15.             Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the Issuance Date.

Wins Finance Holdings Inc.

By:
Name:
Title:

[Signature Page to Convertible Promissory Note]

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned holder (the “Holder”) hereby elects to convert $_____________ principal amount of the Note (defined below) into that number of Conversion Securities to be issued pursuant to the conversion of the Note as set forth below, of Wins Finance Holdings Inc., a Cayman Islands exempted company (the “Company”) according to the conditions of the convertible promissory note of the Company dated as of __________ (the “Note”), as of the date written below.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Conversion Securities set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

___________________________

___________________________

___________________________

Date of Conversion:	______________________
Applicable Conversion Price:	$12.00________________
Number of Shares of Conversion Securities to be issued pursuant to Conversion of the Note:	_____________________
Amount of Principal due remaining under the Note after this conversion:	______________________

HOLDER

By:_____________________________

Name:

Title:

Date:  __________________________

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